Exhibit 3.12

AFFILION, INC.

BYLAWS

ARTICLE I
Offices

1.1          Delaware Office.  The registered office of Affilion, Inc. (the “Corporation”) required by the Delaware General Corporation Law (the “DGCL”) to be maintained in Delaware shall be as set forth in the Certificate of Incorporation of the Corporation (as amended, modified and supplemented, the “Certificate of Incorporation”), unless changed as provided by applicable law.

1.2          Other Offices.  The Corporation may also have an office or offices and keep the books and records of the Corporation, except as otherwise may be required by applicable law, in such other place or places, either inside or outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as may be necessary or convenient to the business of the Corporation.

ARTICLE II
Meetings of Stockholders

2.1          Place of Meetings.  Each meeting of the stockholders of the Corporation shall be held at such place, either inside or outside the State of Delaware, as may be designated in the notice of such meeting, or, if no place is designated in such notice, at the principal office of the Corporation.  The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communications in accordance with the DGCL.

2.2          Annual Meetings.  An annual meeting of the stockholders of the Corporation shall be held on such date, at such place, if any, and at such time as may be determined by the Board, for the purpose of electing directors and for the transaction of such other business as may properly come before such meeting.

2.3          Special Meetings.  Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise prescribed by applicable law or the Certificate of Incorporation, may be called only by the Board pursuant to a resolution approved by the affirmative vote of a majority of the directors of the Corporation then in office.  Such resolution of the Board shall state the purpose or purposes of such proposed meeting.  Business transacted at any special meetings of the stockholders shall be limited to the purpose or purposes stated in the notice of the special meeting.

2.4          Notice of Meetings.

(a)           Except as otherwise required herein, by the Certificate of Incorporation or by applicable law, whenever stockholders are required or permitted to take any action at a meeting, the Corporation shall give notice of the meeting stating the place, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.  In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.  Unless otherwise provided by applicable law or the Certificate of Incorporation, notice of a meeting shall be given to each stockholder entitled to vote at the meeting not less than 10 nor more than 60 days before the date of the meeting.

(b)           Notice to stockholders may be given by writing in paper form or by electronic transmission.  Notice in paper form shall be deemed given to a stockholder, if personally delivered, when delivered to the stockholder, and, if mailed, when deposited in the United States mail, postage prepaid, addressed to such stockholder at such stockholder’s address as it appears in the records of the Corporation.  Notice by electronic transmission shall be deemed given to a stockholder (i) if by facsimile transmission, when directed to a facsimile number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the stockholder in a manner permitted by applicable law.

(c)           Notice of any meeting of the stockholders need not be given to any stockholder if waived by such stockholder in accordance with these Bylaws.

(d)           When a meeting of the stockholders of the Corporation is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the date, time and place thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record of the Corporation entitled to vote at the meeting in accordance with the foregoing provisions of this Section 2.4.

2.5          Quorum.  Except as otherwise required by law, by the Certificate of Incorporation or by these Bylaws, at each meeting of stockholders of the Corporation, the presence, in person or represented by proxy, of the holders of shares having a majority of the aggregate voting power of the issued and outstanding capital stock of the Corporation entitled to vote at the meeting shall constitute a quorum for the transaction of business at the meeting.  Where a separate vote by a class or classes or series is required for a particular matter to be voted upon at a meeting of the stockholders, the presence, in person or represented by proxy, of the holders of shares having a majority of the aggregate voting power of the issued and outstanding shares of the class or classes or series shall constitute a quorum entitled to take action with respect to the vote on that particular matter.

2.6          Adjournments.  In the absence of a quorum at any meeting of stockholders or any adjournment or adjournments thereof, the Chair of the Board or holders of shares having a majority of the voting power of the capital stock present or represented by proxy at the meeting may adjourn the meeting from time to time until a quorum shall be present or represented by proxy.  Any business that might have been transacted at the original meeting of the stockholders may be transacted at the adjourned meeting; provided, that, the Board may, in its sole discretion, fix a new record date for the adjourned meeting.

2.7          Voting.  Except as otherwise provided by law or by the Certificate of Incorporation, at each meeting of stockholders each holder of shares of capital stock of the Corporation shall be entitled to one vote for each share of stock having voting power and registered in such holder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.  Except as otherwise provided in these Bylaws, the Certificate of Incorporation, applicable law or any other rule or regulation applicable to the Corporation or its stock, all other corporate action to be taken by the stockholders, shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of the stockholders and entitled to vote on the subject matter of the corporate action, a quorum being present.  At any meeting of stockholders, each stockholder entitled to vote may vote in person or by proxy.  Unless otherwise provided by the Certificate of Incorporation, voting need not be by ballot.

2.8          Proxies.  Each person entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after two years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only so long as, it is coupled with an interest sufficient in law to support an irrevocable power.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, the following shall constitute valid means by which a stockholder may grant such authority:

(a)           A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy.  Execution may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee, or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; and

(b)           A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of a facsimile, electronic mail or other means of electronic transmission to the person or persons who will be the holder(s) of the proxy or to an agent of the proxyholder(s) duly authorized by such proxyholder(s) to receive such transmission; provided, however, that any such means of electronic transmission must either set forth or be submitted with information from which it can be determined that such electronic transmission was authorized by the stockholder.  If it is determined that any such electronic transmission is valid, the inspectors or, if there are no inspectors, such other persons making that determination, shall specify the information upon which they relied.

Any copy, facsimile transmission, or other reliable reproduction of a writing or electronic transmission authorizing a person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or electronic transmission for any and all purposes for which the original writing or electronic transmission could be used; provided, however, that such copy, facsimile transmission, or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission.

2.9          Stock List.  A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares that are registered in such stockholder’s name, shall be maintained by the Corporation and open to the examination of any such stockholder, for any purpose germane to the meeting for at least 10 days prior to the meeting, (i) during ordinary business hours at the principal place of business of the Corporation or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting.  If the meeting is to be held at a place, the stock list also shall be kept at the place of the meeting during the whole time thereof and shall be open to the examination of any such stockholder who is present for any purpose germane to the meeting.  If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonable accessible network and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this section or to vote in person or by proxy at any meeting of stockholders.

2.10        Organization.  Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in his or her absence by the Chief Executive Officer, or in his or her absence by a Vice President, or in the absence of the foregoing persons by a chairperson designated by the Board, or in the absence of such designation by a chairperson chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his or her absence the chairperson of the meeting may appoint any person to act as secretary of the meeting.

2.11        Conduct of Meetings.  Except to the extent inconsistent with applicable rules and regulations as adopted by the Board, the person presiding over any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such other acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairperson of the meeting, may include, without limitation: (a) the establishment of an agenda or order of business for the meeting; (b) the opening and closing of the polls; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (0 limitations on the time allotted to questions or comments by participants.  The chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such chairperson should so determine, such chairperson shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.  Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.12        Stockholder Action Without a Meeting.

(a)           Except as otherwise provided by law or by the Certificate of Incorporation, any action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b)           Any electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxy holder, or by a person or persons authorized to act for a stockholder or proxy holder, shall be deemed to be written, signed, and dated for the purposes of these Bylaws, provided that any such electronic transmission sets forth or is delivered with information from which the Corporation can determine (i) that the such electronic transmission was transmitted by the stockholder or proxy holder or by a person or persons authorized to act for the stockholder or proxy holder and (ii) the date on which such stockholder or proxy holder or authorized person or persons transmitted such electronic transmission, except that delivery made to the Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Any consent by means of electronic transmission shall be deemed to have been signed on the date on which such electronic transmission was transmitted.  No consent given by electronic transmission shall be deemed to have been delivered until receipt by the Corporation at its principal place of business or by an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded.  Notwithstanding the foregoing limitations on delivery, consents given by electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book or books in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board.

(c)           Any copy, facsimile, or other reliable reproduction of a consent in writing (or reproduction in paper form of a consent by other electronic transmission) may be substituted or used in lieu of the original writing (or original reproduction in paper form of a consent by electronic transmission) for any and all purposes for which the original consent could be used, provided that such copy, facsimile, or other reproduction shall be a complete reproduction of the entire original writing (or original reproduction in paper form of other electronic transmission).

ARTICLE III
Directors

3.1          Powers.  The Board shall have and may exercise all powers of the Corporation, except as are by applicable law, by the Certificate of Incorporation or by these Bylaws conferred upon or reserved to the stockholders of any class or classes or series thereof of capital stock of the Corporation.

3.2          Number; Terms and Vacancies.  The number of directors of the Corporation shall be fixed exclusively by the Board of Directors from time to time.  Each director of the Corporation shall hold office until his or her successor is duly qualified and elected or his or her earlier death, resignation, retirement or removal.  No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

3.3          Qualifications; Election.  Directors shall be natural persons who are at least 21 years of age.  Directors need not be stockholders.  At each meeting of stockholders for the election of directors at which a quorum is present, the persons receiving a plurality of the votes cast shall be elected directors.

3.4          Place of Meetings.  Meetings of the Board shall be held at the Corporation’s office in the State of Delaware or at such other places, inside or outside such State, as the Chair of the Board, if any, or in lieu thereof, the Chief Executive Officer, may from time to time determine or as shall be specified or fixed in the notice or waiver of notice of any such meeting.

3.5          Regular Meetings.  Regular meetings of the Board shall be held from time to time as shall be determined by the Board, such determination to constitute the only notice of regular meetings to which any director shall be entitled.  In the absence of such a determination, such meetings shall be held upon notice in accordance with Section 3.7.

3.6          Special Meeting.  Special meetings of the Board may be called by a majority of the directors then in office or by the Chair of the Board, if any, or in lieu thereof, by the Chief Executive Officer, upon notice in accordance with Section 3.7.

3.7          Notice of Meetings.  Notice of any regular (if required) and each special meeting of the Board stating the time, place and purposes thereof, may be given in writing personally, by mail, by facsimile transmission, by electronic mail or by other form of electronic transmission pursuant to which the director has consented or agreed to receive notice.  Notice in writing shall be provided (a) if mailed, not less than seven calendar days prior to the meeting, addressed to such director at his or her residence or usual place of business, or (b) by courier or by facsimile or other electronic transmission or other similar method at least 24 hours before the meeting.

3.8          Waiver of Notice.  Notice of any meeting of the Board, or any committee thereof, need not be given to any member if waived by him or her in writing as provided in these Bylaws, or if he or she signs the minutes or attends the meeting, except that if such director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such director shall not be deemed to have waived notice of such meeting.

3.9          Quorum and Voting.  At all meetings of the Board and of any committee thereof a majority of the members of the Board or of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business.  The act of a majority of the members present at any meeting of the Board or a committee thereof at which a quorum is present shall be the act of the Board or such committee, unless by express provision of applicable law, the Certificate of Incorporation or these Bylaws (or with respect to any committee, pursuant to a resolution adopted by the Board), a different vote is required, in which case the express provision shall govern and control.  In the absence of a quorum, a majority of the members of the Board or of such committee present at any meeting may, without notice other than announcement at the meeting, adjourn such meeting from time to time until a quorum is present.

3.10        Manner of Acting.  Any action required or permitted to be taken by the Board or any committee thereof may be taken without a meeting if all members of the Board or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings, or the transmission or transmissions, are filed with the minutes of the proceedings of the Board or such committee.  Members of the Board or any committee thereof may participate in any meeting of the Board or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

3.11        Committees.

(a)           The Board may by resolution or resolutions designate one or more committees, each committee to consist of one or more directors, which to the extent provided in such resolution or resolutions shall have and may exercise, to the extent permitted by applicable law, such powers as the Board may delegate to them in the respective resolutions appointing them.  The Board may designate one or more directors as alternate members of any committee to replace any absent or disqualified member of the committee.

(b)           Except as otherwise determined by resolution of the Board or as provided in these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings, and shall meet as provided by such rules or by resolution of the Board.  Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.7 with respect to notices of meetings of the Board,

(c)           Each committee shall keep regular minutes of its proceedings and report the same to the Board when required.

(d)           Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board at any meeting thereof.  Any vacancy in any committee shall be filled by the Board in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

3.12        Resignation.  Any director may resign at any time by notice given in writing or by electronic transmission to the Corporation.  Any such notice provided to the Board, the Chair of the Board, the Chief Executive Officer of the Corporation or the Secretary of the Corporation shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon delivery, unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective.

3.13        Removal.  Except as otherwise provided in the Certificate of Incorporation, any director or the entire Board may be removed with or without cause, by the holders of capital stock having at least a majority in voting power of the shares entitled to vote in the election of directors.

3.14        Vacancies.  Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director or by a majority in voting power of the shares entitled to vote in the election of directors.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more directors resigns from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

3.15        Compensation of Directors.  The Board may provide for the payment to any of the directors of a specified amount for services as director or member of a committee of the Board, or of a specified amount for attendance at each regular or special Board meeting or committee meeting, or of both, and all directors shall be reimbursed for expenses of attendance at any such meeting; provided, however, that nothing contained in these Bylaws shall be construed to preclude any director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

ARTICLE IV
Officers

4.1          Number.  The officers of the Corporation shall consist of a Chief Executive Officer, a Treasurer and a Secretary.  The Board also may elect such other officers as the Board may from time to time deem appropriate or necessary, including a Chief Financial Officer, Chief Operating Officer, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board), one or more Assistant Secretaries or Assistant Treasurers, and a Controller and a Chair of the Board.

4.2          Election, Term and Qualification.  Except as otherwise provided by this Article IV, officers of the Corporation shall be elected and qualified from time to time by the Board.  Each officer shall hold office until his or her successor is elected and qualified by the Board or until his or her earlier death, retirement, resignation or removal.  Any number of offices may be held by the same person.

4.3          Resignation.  Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation; provided, however, that notice to the Board, Chair of the Board, the Chief Executive Officer or the Secretary shall be deemed to constitute notice to the Corporation.  Such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

4.4          Removal.  Any officer may be removed at any time, with or without cause, by the Board.

4.5          Vacancies.  Any vacancy among the officers, whether caused by death, resignation, removal or any other cause, shall be filled in the manner prescribed for election or appointment to such office.

4.6          Delegation of Authority.  To the fullest extent permitted by applicable law, the Chair of the Board or the Board may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.

4.7          Chair of the Board.  The Chair of the Board shall be a director and shall preside at all meetings of the stockholders and directors or may designate another director to so preside.

4.8          Chief Executive Officer.  The Chief Executive Officer shall supervise the daily operations of the business of the Corporation.  Subject to the provisions of these Bylaws and to the direction of the Board, he or she shall perform all duties and have all powers as are commonly incident to the office of Chief Executive Officer or that are from time to time delegated to him or her by the Board.  He or she shall have power to sign all stock certificates, contracts and other instruments of the Corporation that are authorized and shall have general supervision and direction of all of the other officers, employees and agents of the Corporation.

4.9          President.  The President, if any, shall, subject to the direction and supervision of the Board, perform all duties and have all powers as are commonly incident to the office of President or that are from time to time delegated to him or her by the Board or the Chief Executive Officer.  At the request of the Chief Executive Officer or in his or her absence or inability or refusal to act, the President of the Corporation shall perform the duties of the Chief Executive Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Executive Officer.

4.10        Chief Operating Officer.  The Chief Operating Officer, if any, shall, subject to the direction and supervision of the Board and the Chief Executive Officer, assist with the daily operations of the business of the Corporation, and perform all such other duties and have all such other powers that are commonly incident to the office of Chief Operating Officer or that are from time to time delegated to him or her by the Board or the Chief Executive Officer.

4.11        Chief Financial Officer.  The Chief Financial Officer, if any, shall (a) be the principal financial officer of the Corporation, (b) upon request of the Board, make such reports to it as may be required at any time and (c) perform all such other duties and have all such other powers as are commonly incident to the office of Chief Financial Officer and Treasurer or that are from time to time delegated to him or her by the Board or the Chief Executive Officer.  Treasurers and Assistant Treasurers, if any, shall have such powers and perform such duties as may from time to time be delegated to them by the Board or the Chief Financial Officer.  At the request of the Chief Financial Officer or in his or her absence or inability or refusal to act, the Treasurer (or, in the absence or inability or refusal to act of the Treasurer, the Assistant Treasurer designated by the Board or the Chief Financial Officer) shall perform the duties of the Chief Financial Officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Chief Financial Officer.

4.12        Treasurer.  The Treasurer shall (a) be the principal financial officer of the Corporation, (b) upon request of the Board, make such reports to it as may be required at any time and (c) perform all such other duties and have all such other powers as are commonly incident to the office of Treasurer or that are from time to time delegated to him or her by the Board or the Chief Executive Officer.  Assistant Treasurers, if any, shall have such powers and perform such duties as may from time to time be delegated to them by the Board or the Treasurer.  At the request of the Treasurer or in his or her absence or inability or refusal to act, the Assistant Treasurer designated by the Board or the Treasurer shall perform the duties of the Treasurer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Treasurer.

4.13        Vice President.  Each Vice President (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board) shall have such powers and duties as may be delegated to him or her by the Board.

4.14        Secretary.  The Secretary shall (a) issue all authorized notices for, and shall attend and keep minutes of all meetings of the stockholders and the Board, (b) have charge of the corporate books and (c) perform all such other duties and have all such other powers as are commonly incident to the office of Secretary or that are from time to time delegated to him or her by the Board or the Chief Executive Officer.  Assistant Secretaries, if any, shall have such powers and perform such duties as may from time to time be delegated to them by the Board or the Secretary.  At the request of the Secretary or in his or her absence or inability or refusal to act, the Assistant Secretary designated by the Board or the Secretary shall perform the duties of the Secretary, and when so acting shall have all the powers of and be subject to all of the restrictions upon the Secretary.

4.15        Controller.  The Controller, if any, shall (a) be the principal accounting officer of the Corporation, (b) have direct responsibility for and supervision of the accounting records of the

Corporation, and see that adequate examination and audits thereof are currently and regularly made, and (c) perform all such other duties and have all such other powers as are commonly incident to the office of Controller or that are from time to time delegated to him or her by the Board.

4.16        Bonds of Officers.  If required by the Board, any officer of the Corporation shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board may require.

ARTICLE V
Capital Stock

5.1          Certificates.  Shares of stock of the Corporation shall be represented by certificates, unless the Board provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated, in which case the shares of such class or classes, or series thereof, shall be uncertificated.  Each holder of stock represented by a certificate shall be entitled to a certificate signed by, or in the name of the Corporation by, either the President and by either the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer, bearing the number of shares owned by him or her.  Any or all of the signatures on the certificate may be by facsimile.  If any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent or registrar at the date of issuance.

5.2          Transfers.  Where shares of stock are represented by a certificate, transfers of shares shall be made only upon the transfer books of the Corporation kept at an office of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation, and where shares of stock are uncertificated, such shares may be transferred in accordance with applicable law.

5.3          Lost, Stolen or Destroyed Certificates.  Any person claiming a certificate of stock to be lost, stolen or destroyed shall, at the request of the Corporation, make an affidavit or an affirmation of such loss, theft or destruction, and shall, at the request of the Corporation, give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate may be issued in its place.

5.4          Registered Stockholders.  The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares of capital stock of the Corporation as the person entitled to exercise the rights of a stockholder, including, without limitation, the right to vote in person or by proxy at any meeting of the stockholders of the Corporation.  The Corporation shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the DGCL.

5.5          Fractional Shares.  The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions.  If the Corporation does not issue fractional shares, it shall (a) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (b) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (c) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share.  Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

5.6          Additional Powers of Board.  The issue, transfer, conversion and registration of certificates of stock or uncertificated shares shall be governed by such other rules and regulations as the Board may establish.  The Board may appoint and remove transfer agents and registrars of transfer, and may require all stock certificates to bear the signature of any such transfer agents or registrars of transfer.

ARTICLE VI
Indemnification of Directors and Officers

6.1          Right to Indemnification.  Each person (together with his or her heirs, executors and administrators, an “Indemnitee”) who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (collectively, a “Proceeding”), by reason of the fact that he or she is or was a director or an officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, manager, employee or agent or in any other capacity while serving as a director or officer of the Corporation, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith.

6.2          Right to Advancement of Expenses.  The right to indemnification under Section 6.1 shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition (an “Advancement of Expenses”); provided, however, that, an Advancement of Expenses incurred by an Indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such Indemnitee, including service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (an “Undertaking”), by or on behalf of the Indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “Final Adjudication”) that such Indemnitee is not entitled to be indemnified for such expenses under this Article VI or otherwise.

6.3          Right of Indemnitee to Bring Suit.

(a)           If (i) a claim under Section 6.1 is not paid in full by the Corporation within 60 days or (ii) a claim under Section 6.2 with respect to Advancement of Expenses is not paid in full by the Corporation within 20 days, in each case after a written demand therefor has been received by the Corporation, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Indemnitee, to the fullest extent permitted by applicable law, shall be entitled to be paid the expense of prosecuting or defending such suit.

(b)           In (i) any suit brought by an Indemnitee to enforce a right to indemnification under Section 6.1 (but not in a suit brought by an Indemnitee to enforce a right to the Advancement of Expenses) it shall be a defense, and (b) any suit brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the Corporation shall be entitled to recover such expenses upon a Final Adjudication, that the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL.  Neither the failure of the Corporation (including the Board, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including the Board, independent legal counsel or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, be a defense to such suit.  In any suit brought by the Indemnitee to enforce a right to indemnification or to an Advancement of Expenses under this Article VI or otherwise, or brought by the Corporation to recover an Advancement of Expenses pursuant to the terms of an Undertaking, the burden shall be on the Corporation to provide that the Indemnitee is not entitled to be indemnified or to such Advancement of Expenses under this Article VI or otherwise.

6.4          Non-Exclusivity; Contract Rights; Amendment.  The rights to indemnification and to the Advancement of Expenses under this Article VI shall (a) be contract rights, (b) continue as to an Indemnitee (including his or her heirs, executors and administrators) who has ceased to be a director, officer, employee or agent and (c) not be exclusive of any other right that any person may have or hereafter acquire by any statute, the Certificate of Incorporation or Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such Indemnitee’s official capacity, and as to action in another capacity while holding such office.  Any amendment, alternation or repeal of this Article VI (or successor provision) that adversely affects any rights of an Indemnitee (including his or her heirs, executors and administrators) shall be prospective only, and shall not limit or eliminate any such rights with respect to any Proceeding involving any action, omission, occurrence or event arising or that took place prior to such amendment, alteration or repeal.

6.5          Insurance.  The Corporation may purchase and maintain insurance, at its expense, to protect itself and any person that is or was serving as a director, officer, employee or agent of the Corporation, or its or was serving at the request of the Corporation as a director, officer, manager, employee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL, this Article VI or otherwise.

6.6          Indemnification of Employees and Agents of the Corporation.  The Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Article VI with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

ARTICLE VII
Amendments

To the extent permitted by the Certificate of Incorporation, the Board may from time to time alter, amend, supplement or repeal these Bylaws.  In addition to and not in limitation of the foregoing, these Bylaws may be altered, amended, supplemented or repealed at any meeting of stockholders or by written consent of the stockholders as provided in these Bylaws, provided that any such alteration, amendment, supplement or repeal proposed to be acted upon at any such meeting or by written consent shall have been described or referred to in the notice of such meeting or in the written consent.

ARTICLE VIII
Miscellaneous

8.1          Waivers of Notice.  A waiver in writing or by electronic transmission of any notice by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.  If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder, director, officer, employee or agent, as applicable.

8.2          Record Date.

(a)           In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and shall not be more than 60 nor less than 10 days before the date of the meeting.  If no record date is fixed by the Board, the record date shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

(b)           In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and shall not be more that 10 days after the date upon which the resolution fixing the record date is adopted by the Board.  If no record date has been fixed by the Board, if no prior action by the Board is required by applicable law, the Certificate of Incorporation or these Bylaws, the record date shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in Section 2.12, If no record date has been fixed by the Board and prior action by the Board is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date shall be at the close of business on the date on which the Board adopts the resolution taking such prior action.

(c)           In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board, and shall not be more than 60 days prior to the date of the action.  If no record date is fixed by the Board, the record date shall be shall be at the close of business on the day on which the Board adopts a resolution relating thereto.

8.3          Books and Records.  Any books or records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device or method; provided, however, that the books and records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any books or records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the DGCL.

8.4          Action with Respect to Securities of Other Entities.  Unless otherwise directed by the Board, the Chief Executive Officer, the Chief Operating Officer, the Chief Financial Officer or any Vice President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders or other equityholders of or with respect to any action of stockholders or other equityholders of any other corporation or other entity in which the Corporation may hold securities and otherwise to exercise any and all rights and powers that the Corporation may possess by reason of its ownership of securities in such other corporation or other entity.

8.5          Facsimile Signatures.  In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws, signatures by facsimile or other electronic transmission of any officer or officers of the Corporation may be used whenever and as authorized by the Board or a committee thereof.

8.6          Corporate Seal.  The Board may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary of the Corporation.  Duplicates of the seal may be kept and used by the Chief Financial Officer or the Treasurer or by an Assistant Secretary or Assistant Treasurer.

8.7          Reliance Upon Books, Reports and Records.  Each director, each member of any committee designated by the Board, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the Board so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

8.8          Fiscal Year.  The fiscal year of the Corporation shall be as fixed by the Board.

8.9          Time Periods.  In applying any provision of these Bylaws that requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

8.10        Inconsistent Provisions.  If any provision of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL or any other applicable law, the provision of these Bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect.

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CERTIFICATE OF SECRETARY

I hereby certify that the foregoing copy of the Bylaws is a true and correct copy of the Bylaws of the corporation as the same were adopted at the first meeting of the Board of Directors.

/s/ David J. Samuels
David J. Samuels, Secretary